armanino

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Giga-tronics Incorporated of our report dated June 19, 2018, with respect to the consolidated balance sheet of Giga-tronics Incorporated and subsidiary as of March 31, 2018 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and the related notes, which report appears in the March 31, 2018 annual report on Form 10-K of Giga-tronics Incorporated.

Armanino LLP

Armanino LLP
San Ramon, California

October 17, 2018